UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                    --------------------------

                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                     COMTEX NEWS NETWORK, INC.
      (Exact name of registrant as specified in its charter)

               DELAWARE                          13-3055012
   (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)              Identification No.)

                   4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311
                          (703) 820-2000
        (Address, including zip code and telephone number,
                  of Principal Executive Offices)

                     Comtex News Network, Inc.
                1995 STOCK OPTION PLAN, AS AMENDED
                     (Full title of the plan)

                         Charles W. Terry
          President, Chief Executive Officer and Director
                     Comtex News Network, Inc.
                   4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311
                          (703) 820-2000
              (Name, address, including zip code, and
   telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE

                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities       Amount      Offering    Aggregate      Amount of
to be            to be       Price Per   Offering       Registration
Registered       Registered  Share (1)   Price(1)       Fee
----------     ------------  ---------   ---------      ---------------
Common Stock
$.01 par Value    648,065    $0.16       $103,690.40      $9.54

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and ask price of February 10, 2003 of Comtex News Network, Inc. Common Stock reported on the OTC Electronic Bulletin Board.

    INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The purpose of this Registration Statement is to register 648,065 additional shares of common stock, $.01 par value, of Comtex News Network, Inc. issuable pursuant to the Comtex News Network, Inc. 1995 Stock Option Plan, as Amended. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-37057 (filed October 2, 1997).


Item 8.   Exhibits

     5.1 Opinion and Consent of Luse, Gorman, Pomerenk & Schick, as to the legality of the securities being registered

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Luse, Gorman, Pomerenk & Schick (included in
          Exhibit 5.1)

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on
February 14, 2003.

                         COMTEX News Network, Inc.


                              /S/ CHARLES W. TERRY
                         By: ____________________________
                              Charles W. Terry
                              President, Chief Executive
                              Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 14, 2003.


/S/ STEPHEN W. ELLIS
_________________________
Stephen W. Ellis
Chairman


/S/ C.W. GILLULY, Ed.D.
_________________________
C.W. Gilluly, Ed.D.
Vice - Chairman


/S/ CHARLES W. TERRY
_________________________
Charles W. Terry
President, Chief Executive
Officer and Director


/S/ ROBIN Y. DEAL
_________________________
Robin Y. Deal
Vice President
(Principal Financial and
Accounting Officer)


/S/ ERIK HENDRICKS
_________________________
Erik Hendricks
Director


/S/ WILLIAM J. HOWARD
_________________________
William J. Howard
Director


/S/ ROBERT J. LYNCH, JR.
_________________________
Robert J. Lynch, Jr.
Director

                             EXHIBITS

                                TO

                     Comtex News Network, Inc.

                REGISTRATION STATEMENT ON FORM S-8
                           Exhibit Index


     The following exhibits are filed herewith as part of this Registration Statement:


     5.1 Opinion and Consent of Luse, Gorman, Pomerenk & Schick, as to the legality of the securities being registered

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Luse Gorman, Pomerenk & Schick (included in
          Exhibit 5.1)